UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2008

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SKREEM ENTERTAINMENT CORP.

(Exact name of registrant as specified in its charter)

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Nevada	000-52677	59-3608515
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11637 Orpington Street, Orlando, Florida 32817

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (407) 207-0400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5– Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 12, 2008, the following have resigned as a Principal Officer and Director of the registrant.

Charles Camorata	President, Chief Executive Officer and Director
Karen Aalders	Secretary / Treasurer and Director

Each Executive Officer/Director resigning has stated in his resignation letter that his resignation does not in any way imply or infer that there is any dispute or disagreement relating to the Company’s operations, policies or practices.  The Director resigning does not indicate that he has any dispute or disagreement relating to the Company’s operations, policies or practices.

Each resigning Executive Officer has been provided a copy of his disclosure, no less than the day the Registrant is filing the disclosure with the Commission.  Each Executive Officer will be given an opportunity to furnish the Registrant a letter or response, that he agrees with the statements made by the Registrant in this Section 5.02, and if not, stating the respects in which he does not agree.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skreem Entertainment Corp.

By:	/s/ SUNGJIN KIM
Sungjin Kim Sole Executive Officer and Director

Dated:

September 16, 2008

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